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                                                                   Exhibit 23.1



                         Consent of Independent Auditors


We hereby consent to the use in this Amendment No. 5 of Registration of Securities by a Small-Business Issuer (Form SB-2) of our report dated February 19, 2003 relating to the audited financial statements of MAC Worldwide, Inc. And Subsidiary as of December 31, 3002 and for each of the two years ended December 31, 2002 which appear in such Form SB-2. We also consent to the reference to us under the headings "Experts" in Such Form SB-2.


/s/ Rogoff & Company, P.C.

New York, New York
April 30, 2003










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